Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

KraneShares Coinbase 50 Index ETF

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Exchange-Traded Vehicle Securities	KraneShares Coinbase 50 Index ETF	Rule 457(u)		(1)		(1)		(1)		(1)		(1)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts								(1)				(1)
	Total Fees Previously Paid											—
	Total Fee Offsets											—
	Net Fee Due												(1)

(1)	An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.